Exhibit 10.10

SABAN CAPITAL ACQUISITION CORP.

NON-RESTRICTED SHARE PURCHASE AGREEMENT

NON-RESTRICTED SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of August     , 2016, between Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), and [Grantee] (the “Grantee”).

WHEREAS, pursuant to and in accordance with the terms of the Company’s 2016 Share Award Plan (the “Plan”), the Grantee desires to subscribe for and purchase, and the Company desires to sell to the Grantee, the number of shares of Class F Shares (the “Class F Shares”), of the Company indicated as subscribed for by the Grantee on the signature page hereto at the Purchase Price (as defined below), and on the other terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties contained herein, the Company and the Grantee hereby agree as follows:

1. Purchase and Sale of Class F Shares.

a. Purchase and Sale of Class F Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Grantee hereby subscribes for, acquires and purchases, and the Company issues and sells to the Grantee, at the Closing (as defined below), the number of shares of Class F Shares indicated as subscribed for by the Grantee (the “Award Shares”) on the signature page hereto for a per share purchase price equal to $[        ] (the “Purchase Price”).

b. Consideration. Subject to the terms and satisfaction of the conditions set forth in this Agreement, the Grantee purchases and acquires the Award Shares by delivering to the Company aggregate consideration in the amount (the “Consideration Amount”) equal to the product of the Purchase Price and the number of Award Shares.

c. Closing. The closing of the subscription and issue of the Award Shares shall occur on August [    ], 2016, or such other date as determined by the Company (the “Closing”), at the offices of the Company.

d. Delivery by the Company. Simultaneously with the delivery of the Consideration Amount in the manner provided in Section 1(e) hereof, the Company will register the Award Shares in the Grantee’s name in the register of members of the Company registered evidencing the Award Shares.

e. Delivery by the Grantee. On the Closing, the Grantee will deliver, or cause to be delivered, to the Company the Consideration Amount. In consideration for the issuance of the Award Shares, the Grantee agrees to execute upon request of the Company or Saban Sponsor, LLC (the “Sponsor”) an agreement pursuant to which the Award Shares are held in a voting trust or subject to such other arrangement (such as a shareholders’ agreement)

customary for cases such as these pursuant to which (i) the Sponsor shall determine how the Award Shares are to be voted and (ii) the Award Shares shall be subject to the same restrictions and limitations to which the Class F Shares held by the Sponsor are subject.

2. Representations, Warranties, and Covenants of the Grantee. The Grantee represents and warrants to the Company and agrees as follows:

a. Investment Intention. The Grantee is acquiring the Award Shares solely for the Grantee’s own account for investment and not with a view to resale or in connection with, any distribution thereof.

b. Federal Securities Laws Matters. The Grantee acknowledges that (i) the Award Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the Award Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Award Shares, unless the Award Shares are subsequently registered under the Securities Act, or an exemption from such registration is available, (iii) it is not anticipated that there will be any public market for the Class F Shares in the foreseeable future, (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sales of any securities of the Company (including the Class F Shares) and the Company has made no covenant to make such rule available and such rule is not anticipated to be available in the foreseeable future, (v) when and if the Class F Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Class F Shares without registration will require the availability of an exemption under the Securities Act, (vii) an applicable legend with respect to certain transfer restrictions on the Class F Shares shall be placed on the certificate(s) evidencing the Award Shares, and (viii) a notation shall be made in the appropriate records of the Company indicating that the Award Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a share transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to its Class F Shares.

c. Grantee Status. (a) (i) The Grantee is an employee of the Company and is eligible to purchase the Award Shares under the Plan and (ii) the Grantee has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of his or her investment in the Award Shares and (b)(i) the Grantee’s financial situation is such that the Grantee can afford to bear the economic risk of holding the Award Shares for an indefinite period of time, (ii) the Grantee can afford to suffer complete loss of his or her investment in the Award Shares, and (iii) the Grantee has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to the Grantee’s investment in the Award Shares.

d. Due Execution and Delivery. The Grantee has duly executed and delivered this Agreement; this Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable in accordance with its terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Grantee in connection with the execution and delivery of this Agreement and the Shareholders Agreement or the performance of the Grantee’s obligations hereunder or thereunder.

e. The Plan. The Grantee has reviewed, is familiar with, and agrees to be bound by the Plan, including the right of the Company to repurchase each of the Award Shares for the lesser of Fair Market Value (as defined under the Plan) or the Purchase Price per share if the Grantee’s employment with the Company terminates for Cause, due to voluntary resignation by the Grantee on or before the Initial Business Combination or due to the Covenant Breach by the Grantee (as such terms are defined under the Plan) and the forfeiture by the Grantee of any Class F Shares awarded to the Grantee in the event of a termination for Cause (as defined in the Plan).

f. Section 83b Election. With respect to any Grantee that is a U.S. citizen or a resident of the United States, the Grantee agrees that the Grantee shall file with the Internal Revenue Service a timely election under Section 83(b) of the Code (the “83b Election”) and shall provide a copy of the 83b Election to the Company promptly upon filing.

3. Representations and Warranties of the Company. The Company represents and warrants to the Grantee as follows:

a. Corporate Form. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

b. Corporate Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to issue the Award Shares to the Grantee and to carry out the transactions contemplated hereby.

c. Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the issuance of the Award Shares or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

d. Required Filings and Approvals. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, other than the filings, registrations or qualifications that may be required to be made or obtained under the state securities laws of any state of the United States of America.

e. No Conflicts. None of the execution, delivery or performance of this Agreement by the Company conflicts with the current memorandum and articles of association of the Company as in effect on the date hereof, or result in any material breach of, or constitutes a material default under any material contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound.

4. Conditions: Consummation of the transactions contemplated hereby is conditioned upon the following (i) delivery by the Grantee of the Consideration Amount and (ii) the timely filing by the Grantee of the 83b Election.

5. Miscellaneous.

a. Entire Agreement. This Agreement, the Shareholders Agreement and the Plan constitute the entire agreement among the parties with respect to the subject matter hereof. They supersede any prior agreement or understanding among them, and they may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto or thereto, or their respective successors or assigns, or otherwise as provided herein or therein.

b. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

d. Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

e. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Grantee without the prior written consent of the other party.

f. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

If to the Company:

Saban Capital Acquisition Corp.

10100 Santa Monica Boulevard, 26th Floor

Los Angeles, California 90067

Attention: General Counsel

If to the Grantee, to the address set forth on the signature page hereto.

g. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

h. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

i. Waivers. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

j. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

SABAN CAPITAL ACQUISITION CORP.

By:
Name:
Title:

[GRANTEE]

Address:

Number of Award
Shares: [ ]

Aggregate Purchase Price: $[ ]